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                                  SCHEDULE 13D
CUSIP NO. 294408109                                                PAGE 25 OF 25
                                    EXHIBIT 2

                           JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(f)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                                                  THE FURST GROUP, INC.


                                                  /s/ John S. Streep
                                                  ------------------------------
                                                  By: John S. Streep
                                                  Title: Chief Executive Officer


                                                  /s/ James D. Kaylor
                                                  ------------------------------
                                                  James D. Kaylor


                                                  /s/ John S. Streep
                                                  ------------------------------
                                                  John S. Streep